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                                                                     EXHIBIT 5.1





                                (214) 740-8523

August 6, 1997

Pegasus Systems, Inc.
3811 Turtle Creek Blvd.
Suite 1100
Dallas, TX  75219

        Re:     Registration Statement on Form S-1

Dear Sirs:

        We have acted as counsel for Pegasus Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to 692,005 additional shares of the Company's Common Stock, par value $.01 per share (the "Additional Shares") pursuant to the Registration Statement, as amended, on Form S-1 (Reg. No. 333-28595) which was declared effective on August 6, 1997 (the "Original Registration Statement"), and the Registration Statement (the "Rule 462(b) Registration Statement") filed on the date hereof under Rule 462(b) of the Securities Act of 1933, as amended, which incorporates the Original Registration Statement by reference (the Original Registration Statement and the Rule 462(b) Registration Statement referred to collectively as the "Registration Statement"). We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that the Additional Shares, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Sincerely,

                                                LOCKE PURNELL RAIN HARRELL
                                                (A Professional Corporation)


                                                By:     /s/ Guy Kerr
                                                   -----------------------------
                                                        Guy Kerr